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                                                                    EXHIBIT 10.5


                           AMENDMENT NUMBER ONE TO THE
                            BEVERLY ENTERPRISES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

             (AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 1, 2000)


                                  WITNESSETH:

         WHEREAS, Beverly Enterprises, Inc. (the "Employer") sponsors the Beverly Enterprises, Inc. Supplemental Executive Retirement Plan (the "Plan") to provide supplemental retirement benefits to a select group of management or highly compensated employees; and

         WHEREAS, the Employer wishes to amend the Plan to document special payment provisions previously approved for a certain senior executive; and

         WHEREAS, pursuant to Section 8.3 of the Plan, the Plan may be amended at any time by the Employer;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of October 16, 2001;

         1. Section 4.7(c) of the Pan is amended to read as follows:

                  "(c) Notwithstanding anything herein to the contrary, the Participant named on Exhibit "B" shall be entitled to the special benefit and payment provisions provided for therein."

         2. Exhibit "B" is hereby amended to read as follows:

                                   EXHIBIT "B"

Participant:   William R. Floyd

Special Provisions:  (i)  Section 4.1 shall be amended to provide as follows:

                  "The above-named Participant's annual Retirement Benefit shall equal the product of (a) 50% of his Final Average Compensation, multiplied by (b) a fraction, the numerator of which is the number of months that have elapsed from [10/16/01] until the Participant's retirement or termination, and the denominator of which is the number of months between [10/16/01] and the Participant's attainment of age 60 on 10/16/05 (provided that the fraction cannot exceed one (1)), such that the Participant will receive the full benefit of 50% of Final Average Compensation if he retires from the Employer on or after attaining age 60."

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         (ii)     Section 4.2(b) is deleted in its entirety. If the Participant retires or terminates employment prior to age 60, he shall be entitled to the pro-rated annual benefits as described in (i) above. Anything to the contrary in Sections 4.2(a) or 4.3(b) is hereby overridden.

         (iii) The first two sentences of Section 4.4(a) shall be amended to read as follows:

                  "Except as provided in Section 4.4(b) (concerning lump sum payments), if the Participant retires at or after attaining age 60, his Retirement Benefit shall be paid annually, as of the first business day of each year, for 15 years. Except as provided in Section 4.4(b), if the Participant retires or terminates employment prior to attaining age 60, his Retirement Benefit shall be paid annually, as of the first business day of each year, for a number of full and partial years equal to the product of (a) 15, multiplied by (b) a fraction, the numerator of which is the number of months between [10/16/01] and the Participant's retirement or termination, and the denominator of which is the number of months between [10/16/01] and the Participant's attainment of age 60 on 10/16/05."

         (iv)     The third sentence of Section 4.4(a) is deleted.

         IN WITNESS WHEREOF, this Amendment Number One to the Plan has been executed this _____ day of ____________, 2002, but to be effective as of October 16, 2001.

                                 BEVERLY ENTERPRISES, INC.


                                 By:
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                                 Its:
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